Exhibit 99.1

AMENDED AND RESTATED

2005

HERITAGE COMMERCE CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBIT 1- Sample Illustrations and Participant Benefits

EXHIBIT 2- Participation Agreement

EXHIBIT 3- Distribution Election Form

AMENDED AND RESTATED

2005

HERITAGE COMMERCE CORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

This Amended and Restated 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan hereby amends and restates “The 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan,” effective as of January 1, 2005, and thereafter amended by virtue of the “First Amendment to The 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan”, dated January 27, 2006. Heritage Commerce Corp is hereby amending and restating the prior plan document, as amended, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and so as to effectuate certain other clarifying modifications. This Amended and Restated 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan shall be effective as of January 1, 2005.

The purpose of this Supplemental Executive Retirement Plan (the “Plan”) is to provide supplemental retirement benefits for certain key employees of Heritage Commerce Corp (“Heritage”), Heritage Bank of Commerce and subsidiaries or affiliates thereof (the “Employer”) who are employed by the Employer on or after January 1, 2005. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1                         Actuarial Equivalent. The term “Actuarial Equivalent” shall be defined as the equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by the Administrative Committee, using sound actuarial assumptions at the time of such determination. Such calculations shall take into consideration life expectancy tables in use for benefit calculations and accruals (when applicable), as well as appropriate discount rates.

2.2                         Administrative Committee.  The term “Administrative Committee” means a committee composed of the Chief Financial Officer of Heritage and two other persons (selected by the Compensation Committee).

2.3                         Applicable Percentage. The term “Applicable Percentage” means the percentage of the Supplemental Retirement Benefit that the Participant is entitled to receive based on their date of Separation From Service, as shown on the schedule set forth in the individual Participation Agreement, (and subject to adjustment as provided in the Plan for certain events of retirement or Termination of Employment).

2.4                         Basic Form of Benefit. The term “Basic Form of Benefit” means the form of benefit payment specified in Section 5.3(A) (i.e. a monthly single life annuity for the Participant’s lifetime).

2.5                         Board.  The term “Board” means the Board of Directors of Heritage Commerce Corp.

2.6                         Change in Control.   A Change in Control shall be deemed to have occurred upon any of the following events (as such terms are defined in Section 409A):

A.                                   A Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or persons acting as a group (as defined in Section 409A), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. The acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the corporation.

B.                                     Change in the Effective Control of a Corporation. A change in the effective control of the corporation shall be deemed to occur on either of the following dates:

(i)                                     The date any one person, or persons acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or

(ii)                                  The date a majority of members of the corporation’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors before the date of the appointment or election.

C.                                     Change in the Ownership of a Substantial Portion of a Corporation’s Assets.  A change in the ownership of a substantial portion of a corporation’s assets shall be deemed to occur on the date that any one person or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions. No Change in Control shall result if the assets are transferred to certain entities controlled directly or indirectly by the shareholders of the transferring corporation.

2.7                         Compensation Committee.  The term “Compensation Committee” means the Compensation and Benefits Committee of the Board of Directors of Heritage.

2.8                         Disabled or Disability. The terms “Disabled” or “Disability” mean  that a Participant:

(A)                              is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than Twelve (12) months, or

(B)                                is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than Twelve (12) months, receiving income replacement benefits for a period of not less than Three (3) months under an accident and health plan covering employees of Participant’s employer.

2.9                         Distribution Election Form.  The term “Distribution Election Form” shall be the Distribution Election Form (a sample of which is attached hereto as Exhibit 3), which is executed by the Participant and filed with the Compensation Committee, and on which the Participant selects and designates the time and form of benefit payments to be made to the Participant (and possibly his survivor in the event a married Participant or a Participant with a registered domestic partner elects a joint and survivor annuity).

2.10                   Early Commencement Reduction Factor. The term “Early Commencement Reduction Factor” is the amount by which a Participant’s benefit shall be reduced based on  the  benefit being paid prior to the Participant’s attaining the Normal Retirement Age. The amount of the Early Commencement Reduction Factor shall be determined as follows: for each year (or partial year) that a Participant’s benefit hereunder is paid prior to his attainment of the Normal Retirement Age, then the benefit amount shall be reduced by a factor of Five Percent (5%). Thus, if a Participant with a Normal Retirement Age of Sixty-Two (62) begins receiving payments at age Fifty-Nine (59), the amount of the Participant’s annual benefit shall be reduced by 15% (62- 59 = 3; 3 x 5%= 15%).

2.11                   Early Retirement Age.  The term “Early Retirement Age” shall mean the Participant’s attainment of age of Fifty-Five (55).

2.12                   Early Retirement Date. The term “Early Retirement Date” shall mean a date which satisfies the following: (a) it shall be a date on or after Participant has attained the Early Retirement Age, but before he attains the Normal Retirement Age, and (b) it shall be the date on which Participant Separates From Service (for any reason other than For Cause or within two years following a Change in Control).

2.13                   Employer.  The term “Employer” shall mean Heritage, Heritage Bank of Commerce, any subsidiaries or affiliates thereof, or any successors thereto.

2.14                   Involuntary Separation From Service.  The term “Involuntary Separation From Service” shall mean a Separation From Service due to the independent exercise of the unilateral authority of the Employer to terminate the Participant’s services, other than due to the Participant’s implicit or explicit request, where the Participant was willing and able to continue performing services (and other than For Cause, Disability, or within two years following a Change in Control).

2.15                   IRC.  “IRC” shall mean the Internal Revenue Code of 1986, as amended.

2.16                   Normal Retirement Age. Unless specified otherwise in the individual Participation Agreement, the term “Normal Retirement Age” shall mean the Participant’s attainment of age Sixty-Two (62).

2.17                   Normal Retirement Date. The term “Normal Retirement Date” shall mean a date which satisfies the following: (a) it shall be a date on or after Participant attains the Normal Retirement Age, and (b) it shall be the date on which Participant Separates From Service (for any reason other than For Cause).

2.18                   Participant. The term “Participant” shall mean any individual who is participating in or has participated in this Plan as provided in Article III, and who has not yet received his full benefit hereunder.

2.19                   Participation Agreement. The term “Participation Agreement” means the agreement entitled “Participation Agreement” (a current sample form of which is attached hereto as Exhibit 2) which is approved by the Compensation Committee pursuant to Article III, and executed by a Participant to indicate his participation in the Plan.

2.20                   Plan Document. The term “Plan Document” means this Amended and Restated 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan.

2.21                   Section 409A.  The term “Section 409A” shall mean Internal Revenue Code Section 409A and the Treasury Regulations promulgated thereunder.

2.22                   Separation From Service/Termination of Employment.  The terms “Separation From Service” (Separates From Service) and “Termination of Employment” shall be used interchangeably for the purposes of this Plan, and shall be interpreted in accordance with the provisions of Section 409A. Section 409A currently provides that, whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty (20%) percent of the average level of bona fide services performed (as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

2.23                   Specified Employee. The term “Specified Employee” shall be defined in accordance with Section 409A and its related guidance. Section 409A currently provides that a

Specified Employee means a Participant who, as of the date of the Participant’s Separation From Service, is a “key employee” of an Employer of which any stock is publicly traded on an established securities market or otherwise.  A Participant is a key employee if the Participant meets the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the IRC (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on a specified employee identification date.  If the Participant is a key employee as of a specified employee identification date, then the Participant shall be treated as a key employee for the entire twelve (12) month period beginning on the specified employee effective date.

2.24                   Supplemental Retirement Benefit.  The term “Supplemental Retirement Benefit” means the benefit specified in the individual Participation Agreement. The actual amount due and paid to a Participant may be reduced pursuant to the terms of this Plan, and will be dependent upon the date of the Participant’s Separation From Service, and/or the circumstances surrounding such Separation From Service, (i.e age of Participant, whether the Participant is Disabled, the method of payment elected, etc., as addressed in Articles IV and V of the Plan Document).

2.25                   Termination For Cause.  A Termination “For Cause” shall mean a Termination of the Participant for any of the following reasons:

(A)                              The willful, intentional and material breach or the continual, willful and intentional disregard by the Participant of his employment, responsibilities and duties;

(B)                                The Participant’s willful and intentional violation of any state, federal, banking or securities laws, or the rules or regulations of the California Commissioner of Financial Institutions, Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over the Employer, unless such violation was reasonably believed by the Participant in good faith, using reasonable judgment under the circumstances, to be in the best interest of the Employer and which such violation does not have a material adverse effect upon the Employer.

(C)                                The Participant’s final conviction after exhaustion of all appeals of (i) any felony or (ii) a crime involving moral turpitude, or the Participant’s willful and intentional commission of a fraudulent or dishonest act, which in any of the foregoing circumstances has a material adverse effect upon the Employer.

2.26                   Voluntary Termination. The term “Voluntary Termination” shall mean a voluntary resignation of employment by the Participant prior to attaining the Early Retirement Age (and not as a result of Disability or within two years following a Change in Control).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1                         Eligibility and Participation.

(A)                              Eligibility.  Eligibility to participate in the Plan is limited to those key employees of the Employer that are designated, from time to time, by the Compensation Committee and the Board.

(B)                                Participation.  An employee’s participation in the Plan shall be effective upon notification of such person by the Compensation Committee of eligibility to participate, completion of a Participation Agreement by such person, and acceptance of the Participation Agreement by the Compensation Committee. Participation in the Plan shall continue until such time as the Participant Separates From Service with the Employer and as long thereafter as the Participant is eligible to receive benefits under this Plan.

ARTICLE IV

SUPPLEMENTAL RETIREMENT BENEFITS

4.1                         Separation From Service on or After Attaining the Normal Retirement Age. The Applicable Percentage of the Supplemental Retirement Benefit (as identified in the Participation Agreement) for a Participant who Separates From Service with the Employer (for any reason other than a Termination For Cause) on or after attaining the Normal Retirement Age shall be one hundred percent (100%). Benefit payments shall commence on the first day of the month following the month in which Participant Separates From Service, and unless selected otherwise, shall be in the Basic Form of Benefit.

4.2                         Separation From Service on a Date which Constitutes an Early Retirement Date. A Participant who Separates From Service on a date that constitutes an Early Retirement Date shall receive the Applicable Percentage of the Supplemental Retirement Benefit (based on the date of Separation from Service) reduced by the Early Commencement Reduction Factor (determined as of the date payments of benefits are to begin, as elected by Participant on his Distribution Election Form). Unless elected otherwise on the Distribution Election Form, benefit payments shall commence on the first day of the month following the month in which Participant Separates From Service and shall be in the Basic Form of Benefit.

4.3                         Involuntary Separation From Service or Voluntary Termination Before Attaining the Early Retirement Age.  If the Participant’s employment is terminated before he attains the Early Retirement Age, and as a result of an Involuntary Separation From Service or a Voluntary Termination (and other than as addressed in Paragraph 4.4 below), then Participant shall receive the Applicable Percentage of the Supplemental Retirement Benefit (based on the actual date of Separation From Service) reduced by the Early Commencement Reduction Factor (determined as of the date payment of benefits are to begin as elected by Participant on his Distribution Election Form). In no event shall payments commence before the Early Retirement Age.

4.4                         Separation From Service Within Two Years Following a Change in Control. In the event a Participant Separates From Service within two (2) years following a Change in Control for any reason other than For Cause (or after qualifying for Normal Retirement), then notwithstanding anything to the contrary in this Agreement or his Participation Agreement, the Applicable Percentage shall be one hundred percent (100%) and he shall receive his Supplemental Retirement Benefit at the later of (A) the age elected by the Participant on his Distribution Election Form or (B)  on the first day of the month following Separation From Service. In the event payments commence prior to Participant’s attainment of the Normal Retirement Age, then the benefit due Participant shall be reduced by the Early Commencement Reduction Factor. Notwithstanding anything to the contrary in paragraphs 4.2 or 4.3, the Supplemental Retirement Benefit for a Participant who Separates From Service within two (2) years following a Change in Control (for reasons other than For Cause) shall be payable pursuant to this paragraph 4.4, regardless of whether (or not) a Supplemental Retirement Benefit would otherwise be payable pursuant to paragraphs 4.2 or 4.3.

4.5                         Disability.  The Applicable Percentage for a Participant who becomes Disabled while employed by Employer shall be one hundred percent (100%) and Participant shall be entitled to receive an amount equal to the Supplemental Retirement Benefit, reduced to its Actuarial Equivalent. Benefit payments shall commence on the first day of the month following the determination by the Administrative Committee that the Participant is Disabled. In the alternative, the Administrative Committee shall make that determination if it is determined by the Social Security Administration that the Participant is totally disabled.

4.6                         Termination For Cause. If a Participant’s Employment with Employer is Terminated For Cause, then Participant shall forfeit any and all rights and benefits he may have under this Plan, and he shall have no right to be paid any of the amounts which would otherwise be due or paid to the Participant by the Employer pursuant to the terms of this Plan.

4.7                         Death of Participant During Active Employment. In the event Participant dies while employed by Employer, then no death benefits shall be payable under this Agreement (other than a survivor benefit qualified for under paragraphs 4.1 through 4.5 above and selected pursuant to Article V). Such benefits, if any, are described in the Distribution Election Form.

4.8                         Supplemental Retirement Benefit Payable Pursuant to Single Paragraph.  A Participant’s Supplemental Retirement Benefit shall be payable under this Plan pursuant to only one of paragraphs 4.1 through 4.6 above, shall not be payable under more than one such provision, and the time and circumstances of the Participant’s Separation From Service shall determine which paragraph shall be used to calculate the Supplemental Retirement Benefit. In addition, Exhibit 1, attached hereto and incorporated by reference herein, shall serve to illustrate payment methods and amounts.

ARTICLE V

FORM AND PAYMENT OF BENEFITS

5.1                         Delay in Payment of Benefits to Specified Employees. Notwithstanding anything in the Plan or Participation Agreement, if a Participant is a Specified Employee, no benefit payment shall be paid before at least six (6) months and one (1) day following Separation From Service unless payment is made on account of the death of the Participant.  For any Participant affected by this six (6) month delay in payment, and when applicable, the aggregate amount of the first seven (7) months of installments shall be paid at the beginning of the seventh month following the date of Separation From Service. Monthly installment payments shall continue thereafter according to form of benefit chosen.

Furthermore, the payment of any benefit hereunder, which payment is to be triggered by a “Termination” of employment (including but not limited to Early Retirement, Normal Retirement, Termination post Change in Control, Involuntary Termination, etc. ) shall comply with Section 409A and its requirements regarding what constitutes a “separation from service”.

In addition, and in accordance with and subject to IRS Notices 2006-79, 2007-78 and 2007-86, no payment which would not otherwise be scheduled to occur in 2007 may be accelerated into 2007, no payment scheduled to be made in 2007 may be delayed to a date later than 2007, no payment which would not otherwise be scheduled to occur in 2008 may be accelerated into 2008, and no payment scheduled to be made in 2008 may be delayed to a date later than 2008.

5.2                         Reduction for Early Commencement of Benefits. If a Participant receives a Supplemental Retirement Benefit under this Plan before the Participant’s Normal Retirement Age, the monthly Supplemental Retirement Benefit shall be reduced by the Early Commencement Reduction Factor (other than payments due to Disability, which shall be reduced instead to the Actuarial Equivalent).

5.3                         Form of Benefit Payment.  The Supplemental Retirement Benefit shall be paid in the Basic Form of Benefit specified below, unless the Participant selects an alternate form of payment permitted below.  The Basic Form of Benefit and alternative forms of payment are as follows:

(A)                              Basic Form of Benefit. Unless an alternate selection is made, the Basic Form of Benefit payment made pursuant to this Plan shall be made as follows: Monthly single life annuity for the Participant’s life.

(B)                                Alternative Forms of Benefit Payment. A married Participant (or a Participant with a registered domestic partner, who for purposes of this Paragraph 5.3 shall be considered the Participant’s surviving spouse) may elect an alternative form of benefit payable to the Participant and the Participant’s surviving spouse as set forth below:

(i)                                     A joint and survivor annuity equal in value to the Actuarial Equivalent of the Basic Form of Benefit, with payment continued to the surviving spouse in the same amount as the amount paid to the Participant. The precise benefit amounts due hereunder can only be determined at the time the benefit payments are about to commence, as the actuary must consider both updated life expectancy assumptions as well as appropriate current discount rates.

(ii)                                  A joint and survivor annuity equal in value to the Actuarial Equivalent of the Basic Form of Benefit, with payment continued to the surviving spouse in the amount of one-half (1/2) of the amount paid to the Participant. The precise benefit amounts due hereunder can only be determined at the time the benefit payments are about to commence, as the actuary must consider both updated life expectancy assumptions as well as appropriate current discount rates.

(iii)                               Any other Actuarial Equivalent method as approved by the Compensation Committee and selected in accordance with Internal Revenue Service requirements, including but not limited to Section 409A.

5.4                         Change in Time or Form of Payment.  A Participant may elect to modify the method of payment of the Supplemental Retirement Benefit, or may change the date on which distributions are to commence, provided that any such modification satisfies the requirements of Section 409A. Section 409A currently provides that any such election to modify a date or method of payment must satisfy the following:

(A)                              The election may not take effect until at least twelve (12) months after the date on which the election is made;

(B)                                In the case of an election related to a payment which is not on account of Disability, death or on account of an unforeseeable emergency (if permitted and applicable), the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid).

(C)                                Any election relating to a payment to be made at a specified time or pursuant to a fixed schedule must be made at least twelve (12) months before the date the payment is scheduled to be paid (or in the case of a life annuity or installment payments treated as a single payment, twelve months before the date the first amount was scheduled to be paid).

5.5                         Withholding of Payroll Taxes.  The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s benefits under federal, state or local law.

5.6                         Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or such person having the care and custody of such minor, incompetent or person.  The Administrative Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit.  Such distribution shall completely discharge the Administrative Committee and the Employer from all liability with respect to such benefit.

ARTICLE VI

ADMINISTRATION

6.1                         Compensation Committee and Duties.  This Plan shall be administered by the Compensation Committee.  The Compensation Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

6.2                         Agents.  In the administration of this Plan, the Compensation Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

6.3                         Administrative Committee.  The day to day administration of the Plan shall be administered by the Administrative Committee.

6.4                         Binding Effect of Decisions.  The decision or action of the Compensation Committee or Administrative Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.5                         Indemnity.  The Employer shall indemnify and hold harmless the members of the Compensation Committee and the Administrative Committee against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

ARTICLE VII

CLAIMS PROCEDURE

7.1                         Claim.  The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Plan and shall have authority to control and manage the operation and administration of this Plan. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Plan.  Any decision by the Employer denying a claim by the Participant (the Participant’s spouse or the Participant’s beneficiary, if relevant) for benefits under this Plan shall be stated in writing and delivered or mailed, via registered or certified mail, to the Participant (the Participant’s spouse or the Participant’s beneficiary, if relevant).  Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Participant (the Participant’s spouse or the Participant’s beneficiary, if relevant) with a reasonable opportunity for a full and fair review of the decision denying such claim.

7.2                         Arbitration of Disputes.  All unresolved claims, disputes and other matters in question arising out of or relating to this Plan or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), located in San Jose, California.  In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”), located in San Jose, California, shall conduct the binding arbitration referred to in this Paragraph.  Notice of the demand for arbitration shall be filed in writing with the other party and with JAMS (or AAA, if necessary).  In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.  The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA.  Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof.  The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure.  Any arbitration hereunder shall be conducted in San Jose, California, unless otherwise agreed to by the parties.

ARTICLE VIII

MISCELLANEOUS

8.1                         Unfunded Plan.  This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I ERISA.  Accordingly, the Plan shall terminate and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

8.2                         Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Employer.  Except as may be provided in Section 8.3, such policies, annuity contracts or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan.  Any and all of the Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer.  The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

8.3                         Trust Fund.  The Employer shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, the Employer may establish one or more trusts, with such trustee as the Board may approve, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

8.4                         Nonassignabiliy.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

8.5                         Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (the Participant’s spouse or the Participant’s beneficiary, if relevant) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

8.6                         Protective Provisions.  A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefit hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

8.7                         Terms; Gender.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.

8.8                         Captions.  The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

8.9                         Governing Law.  The provisions of this Plan shall be construed, interpreted, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

8.10                   Validity.  If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

8.11                   Notice.  Any notice or filing required or permitted to be given under the Plan shall be sufficient in writing and hand delivered, or sent by registered or certified mail, to the Chief

Financial Officer of the Employer, or to the Employer’s statutory agent.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

8.12                   Successors.  The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

8.13                   IRC Section 280G Issues.  If all or any portion of the amounts payable to the Participant under this Plan, either alone or together with other payments which the Participant has the right to receive from the Employer, constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), Participant shall be responsible (except to the extent otherwise provided in a written agreement between the Participant and the Employer) for the payment of such excise tax and Employer (and its successor) shall be responsible for any loss of deductibility related thereto; provided, however, that Employer and Participant shall cooperate with each other and use all reasonable efforts to minimize to the fullest extent possible the amount of excise tax imposed by Section 4999 of the Code.  If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable by the Participant is greater than the amount initially so determined, then the Participant shall pay an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment.  The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Employer immediately prior to the change in control or such other independent accounting firm or advisor as may be mutually agreeable to Employer and Participant in the exercise of their reasonable good faith judgment.

8.14                   Interpret Plan in Conformity with Section 409A.  It is the intention of the Employer that the Plan complies with all applicable provisions of Section 409A.  In the event any provision of this Plan is ambiguous, then it shall be interpreted in a manner that is consistent with Section 409A.

8.15                   Integrated Agreement.  The agreement between the Participant and Heritage Commerce Corp shall be an integrated agreement, consisting of this Plan Document (including Exhibits thereto), the Participation Agreement and the Distribution Election Form. Collectively, the Plan Document, the Participation Agreement and the Distribution Election Form shall be considered one complete contract between the parties. The parties agree to, shall be bound by, and shall have the benefit of, each and every provision of the contract.

8.16                   Amendment or Termination of Plan.  The Board may amend, suspend or terminate the Plan at any time.  However, no amendment, suspension or termination of the Plan shall reduce a Participant’s Supplemental Retirement Benefit without the consent of the Participant. Notwithstanding the foregoing, except to the extent required to comply with Section 409A, no amendment to the definition of Change in Control shall be made without the consent of each Participant.

HERITAGE COMMERCE CORP

By:	/s/ Walter T. Kaczmarek
Walter T. Kaczmarek
Chief Executive Officer

Date:	September 29, 2008

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President &
Chief Financial Officer

Date:	September 29, 2008

EXHIBIT 1

Sample Illustrations and Participant Benefits

The following illustrates the various potential benefits for a sample Participant using the following Applicable Percentage chart. The chart assumes a Normal Retirement Age of 62 and a birth date of January 1, 1954. This is merely an illustration for demonstrative purposes.

Separation From Service Date	Applicable Percentage

January 1, 2008 through December 31, 2008	10%
January 1, 2009 through December 31, 2009	20%
January 1, 2010 through December 31, 2010	30%
January 1, 2011 through December 31, 2011	40%
January 1, 2012 through December 31, 2012	50%
January 1, 2013 through December 31, 2013	60%
January 1, 2014 through December 31, 2014	70%
January 1, 2015 through December 31, 2015	80%
January 1, 2016 and thereafter	100%

Scenario 1

Assume Participant Separates From Service on May 2, 2016, after attaining the Normal Retirement Age (and for reasons other than a Termination For Cause):

 The Applicable Percentage of the Supplemental Retirement Benefit is one hundred percent (100%), and Participant is entitled to receive the annual Supplemental Retirement Benefit specified in the individual Participation Agreement.

Example: If the annual Supplemental Retirement Benefit specified in the individual Participation Agreement is $120,000 per year (with a 2% cost of living increase) then Participant shall receive payments as follows:

A.            Assuming the Basic Form of Benefit Payment and Assuming Participant is not a Specified Employee:  Then, starting on June 1, 2016, and continuing monthly thereafter for the Participant’s lifetime, Participant shall receive monthly payments in the amount of $10,000; however on each anniversary date (i.e. June 1, 2017 and thereafter), the annual payment amount shall be increased by 2%, with monthly payments revised to reflect such increase.

B.            Assuming the Basic Form of Benefit Payment and that Participant is a Specified Employee: Then, on December 1, 2016, Participant shall receive payment in the amount of $70,000 (the cumulative amount for the first 7 months of payments). Monthly thereafter for the remainder of the Participant’s lifetime, Participant shall receive monthly payments in the amount of $10,000. Again, on each anniversary date of the date payments would have been made absent the

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409A mandated delay (i.e. June 1, 2017 and thereafter), the annual payment amount shall be increased by 2% each year, with monthly payments revised to reflect such increase.

C.            Alternate Distribution Methods:  The Plan provides that a married Participant (or Participant with a registered domestic partner) may elect to have his or her benefit paid out as a joint and survivor annuity, including as a joint and survivor annuity equal in value to the Actuarial Equivalent of the Basic Form of Benefit, with payment continued to the surviving spouse (domestic partner) in the same amount as the amount paid to the Participant. The concept of “Actuarial Equivalency” is intended to address the financial consequences of different payment duration options. For example, the life expectancy of a 62 year old male might be 18 years at the time he retires. Under this circumstance, the Plan can expect to make payments for 18 years and needs to have the reserves to accomplish this. Suppose this 62 year old male has a 52 year old spouse and he elects a joint and survivor annuity. Under this example, the Plan would need to be prepared to make payments for 32 years (this addresses both the original difference in age -10 years – as well as the likelihood the woman will live longer than the man). If the Plan needs to be prepared to make payments for 14 additional years (44% longer than originally expected), the Participants should expect the starting benefit to be significantly lower. In this example, the joint and survivor benefit would be approximately 55% of the single life basic benefit- and thus $66,000 (55% of $120,000) a year until the later death (subject to the 2% annual increase). The precise calculation can only be determined at the time the payments are about to commence as the actuary must consider both updated life expectancy assumptions as well as appropriate current discount rates.

Scenario 2

Assume Participant Separates From Service on May 2, 2014 (for reasons other than a Termination For Cause or within 2 years following a Change in Control) at age 60:

Participant qualifies for Early Retirement with an Applicable Percentage of 70%. Participant is entitled to receive an amount equal to 70% of the annual Supplemental Retirement Benefit specified in the Participation Agreement.

Example: If the annual Supplemental Retirement Benefit specified in the individual Participation Agreement is $100,000 per year (with a 2% cost of living increase) then Participant shall receive payments as follows:

A.            Assuming the Basic Form of Benefit Payment, that Participant is not a Specified Employee and that his Distribution Election Form Indicates Payment Upon Separation From Service: Participant shall be entitled to receive an annual amount equal to the following: $100,000 x 70%= $70,000, reduced by 10% (Age 62- Age 60= 2 x 5%= 10%), which is $7,000. Thus the annual benefit amount due Participant would be $63,000 ($70,000 - $7,000= $63,000).  Monthly payments in the amount of  $5,250 ($63,000 divided by twelve months) would begin on June

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1, 2014 and continue thereafter for the life of the Participant; however on each anniversary date (i.e. June 1, 2015 and annually hereafter), the annual payment amount shall be increased by 2%, with monthly payments revised to reflect such increase.

B.            Assuming the Basic Form of Benefit Payment, that Participant is a Specified Employee and That his Distribution Election Form Indicates Payment Upon Separation From Service If Participant is a Specified Employee, then on December 1, 2014, he would receive payment in the amount of $36,750 ($5,250 x 7), and monthly payments would continue thereafter. The 2% annual increase would apply.

C.            Assuming the Basic Form of Benefit Payment and That his Distribution Election Form Indicates Payment Upon Attainment of the Normal Retirement Age.  If Participant elected in the Distribution Election Form to have payments commence upon attainment of his Normal Retirement Age, then he would receive the following: Participant shall be entitled to receive an annual amount equal to the following: $100,000 x 70%= $70,000. Because payments commence at Normal Retirement Age, the Early Commencement Reduction Factor does not apply. Monthly payments in the amount of  $5,833.33 ($70,000 divided by twelve months) would begin on February 1, 2016 and continue thereafter for the life of the participant; however on each anniversary date (i.e. February 1, 2017 and annually hereafter), the annual payment amount shall be increased by 2%, with monthly payments revised to reflect such increase.

Scenario 3

Assume Participant Involuntarily Separates From Service or Voluntarily Terminates on May 2, 2012, for reasons other than a Termination For Cause.

Participant has an Applicable Percentage of 50%.

Example: Again, assuming the annual Supplemental Retirement Benefit specified in the individual Participation Agreement is $100,000 per year (with a 2% cost of living increase) then Participant shall receive payments as follows:

A.            Assuming the Basic Form of Benefit Payment and that Participant’s Distribution Election Form Indicates Payment Upon Attaining age 60. Participant is entitled to receive an annual Supplemental Retirement Benefit in the amount of $50,000 ($100,000 X 50%). This amount, however is subject to the Early Commencement Reduction Factor, and thus shall be reduced by 10% (Age 62- Age 60= 2 x 5%= 10%). Thus, Participant’s annual benefit amount would be $45,000. Payment of monthly benefits in the amount of $3,750 ($45,000 divided by 12 months) would commence on February 1, 2014 and would continue for the life of the Participant (with the annual 2% increase).

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Scenario 4

Assume a Change in Control occurs in March 2011, and that in January 2013, Participant Separates From Service for any reason other than For Cause.  Paragraph 4.4. controls the Applicable Percentage determination and the Applicable Percentage is 100%.  Participant’s age is relevant in determining the date payments begin.

Example: Again, assuming the annual Supplemental Retirement Benefit specified in the individual Participation Agreement is $100,000 per year (with a 2% annual increase) then Participant shall receive payments as follows:

A.            Assuming the Basic Form of Benefit Payment and that Participant’s Distribution Election Form Indicates Payment Upon Attaining age 60. Participant is entitled to receive an annual Supplemental Retirement Benefit in the amount of $100,000. Pursuant to the terms of the agreement, Participant’s benefit will begin  on the first day of the month following the later of A) attainment of the age specified in the Distribution Election Form (here age 60) or (B) on the first day of the first month following Separation From Service. Participant Separated From Service at age 59, and thus attainment of age 60 would be later. The benefit amount, however is subject to the Early Commencement Reduction Factor, and thus shall be reduced by 10% (Age 62- Age 60= 2 x 5%= 10%). Thus, Participant’s annual benefit amount would be $90,000. Payment of monthly benefits in the amount of $7,500 ($90,000 divided by 12 months) would commence on February 1, 2014 and would continue for the life of the Participant (with the annual 2% increase).

Scenario 5

Assume Participant is determined to be Disabled on January 13,  2013.

Example: Again, assuming the annual Supplemental Retirement Benefit specified in the individual Participation Agreement is $100,000 per year (with a 2% cost of living increase) then Participant shall receive payments as follows:

The Applicable Percentage for a Participant who becomes Disabled while employed by Employer is 100%, and thus Participant is entitled to receive an annual Supplemental Retirement Benefit of $100,000, with payments lasting the Participant’s lifetime. Payments would begin February 1, 2013 and would be reduced to the Actuarial Equivalent amount. The annual benefit would be paid in 12 substantially equal monthly installments.

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EXHIBIT 2

Sample Participation Agreement for New Participants

Participation Agreement

Amended and Restated Heritage Commerce Corp 2005
Supplemental Executive Retirement Plan

Participant:

Eligibility Date:
(new Participant)

This Participation Agreement (“Agreement”) is entered into between the Participant specified above and Heritage Commerce Corp in order to set forth certain rights and obligations of the parties hereto under the 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan (“Plan”), as evidenced by the Amended and Restated Heritage Commerce Corp Supplemental Executive Retirement Plan document (“Plan Document”). The Plan Document amends, supersedes and replaces, in its entirety, the prior 2005 Heritage Commerce Corp Supplemental Executive Retirement Plan agreement, with an effective date of January 1, 2005, and thereafter amended by virtue of the First Amendment thereto (collectively, along with the prior Individual Participation Agreement referred to as the “Prior Plan Document”).

This Agreement is subject in all respects to the terms and conditions of the Plan and Plan Document, incorporated herein by reference. Capitalized terms used, but not defined herein shall have the same meanings ascribed to them in the Plan Document. This Agreement is effective the date last written below.

The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan and the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties.

The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.

This Agreement shall inure to the benefit of, and be binding upon Heritage Commerce Corp, its successors and assigns, and the Participant, the Participant’s heirs, beneficiaries, legal representatives, agents, successors and assigns.

This Agreement may be executed in one or more counterparts each of which is legally binding and enforceable.

With the implementation of the final regulations relating to Internal Revenue Code Section 409A (and the corresponding transition period related thereto), and the parties’ desire to

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comply with such deferred compensation benefit regulations, this Agreement and the Plan Document act to amend, supersede and replace the Prior Plan Document, and the Participant hereby voluntarily waives and releases all benefits, rights and entitlements under the Prior Plan Document. Wherefore, the Participant agrees as follows:

The Participant is authorized to receive benefits pursuant to the Plan as described below.

Applicable Percentage Schedule:   SAMPLE

November 5, 2007 through November 4, 2008	10%
November 5, 2008 through November 4, 2009	20%
November 5, 2009 through November 4, 2010	30%
November 5, 2010 through November 4, 2011	40%
November 5, 2011 through November 4, 2012	50%
November 5, 2012 through November 4, 2013	60%
November 5, 2013 through November 4, 2014	70%
November 5, 2014 through November 4, 2015	80%
November 5, 2015 through November 4, 2016	90%
November 5, 2016 and thereafter	100%

Normal Retirement Age (if other than age 62):   Not Applicable.

Supplemental Retirement Benefit:  Unless an alternate method of payment is selected using the attached Distribution Election Form attached as Exhibit 3, the Employer shall pay to the Participant pursuant to the Plan during the Participant’s lifetime, a Supplemental Retirement Benefit in an amount equal to                    Thousand Dollars ($0,000)* per year in twelve (12) substantially equal monthly installments. The amount of annual Supplemental Retirement Benefit payable under the Plan shall be increased annually at the rate of two percent (2%) per year from the date of commencement of payments of the benefits until the death of the Participant.

* Note that the actual amount or benefit due the Participant will be dependent upon the date of the Participant’s Separation From Service and/or the circumstances surrounding such  Separation From Service, whether the Participant is Disabled, the method of payment elected, etc., as addressed in Articles IV and V of the Plan Document.

Participant:
	(Signature)	(Print Name)

Heritage Commerce Corp:
(Authorized Executive)

Date:

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EXHIBIT 3

Distribution Election Form

The Heritage Commerce Corp 2005 Supplemental Executive Retirement Plan

(as of                     , 200  )

1.             Acknowledgement by Specified Employee.  I understand the significance of, and want to comply with, all applicable Internal Revenue Code Sections, including, but not limited to, Section 409A of the IRC. Thus, for any benefits payable pursuant to this Plan, if I am a Specified Employee and the Employer is publicly traded at the time of Separation From Service, any such benefit payment to be made pursuant to this Plan shall be delayed for six (6) months following such Separation From Service, in order to comply with Section 409A of the IRC.

2.             Election to Commence Payment of Benefits.  Pursuant to the provisions of the Plan, I hereby elect to have my Supplemental Retirement Benefit paid to me as designated below:

SELECT ONE IN EACH OF A, B, AND C BELOW:

A.            In the event of my Separation From Service on or after I attain the Early Retirement Age, but before I attain the Normal Retirement Age (and for any reason other than a Termination For Cause or within 2 years following a Change in Control), then I elect to have my benefit payments commence on the first day of the month following the later of my:

(i) Separation From Service; or (ii) my attainment of Age          (must fill in age between age 55 and Participant’s Normal Retirement Age.) NOTE: If Participant wants benefit payments to begin as soon after Separation From Service as is permissible under Section 409A, then attainment of Age 55 should be inserted above).

B.            In the event of my Involuntary Separation From Service or Voluntary Termination before I attain the Early Retirement Age, (and for any reason other than a Termination For Cause or within two (2) years following a Change in Control), then I elect to have my benefit payments commence on the first day of the month following my:

Attainment of Age          . NOTE: The same age identified above in Section A shall be used in this section B in order to comply with Section 409A (regardless of whether Participant inserts an alternate age)

C.            In the event I Separate From Service within two (2) years following a Change in Control, I elect to have my benefit payments commence on the first day of the month following the later of my (i)  Separation From Service, or (ii) my attainment of Age          (must fill in age between age 55 and Participant’s Normal Retirement Age.)

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3.             Election of Actuarial Equivalent of Form of Basic Benefit for Married Participant or Participant with Registered Domestic Partner.  Instead of having my benefit paid as a single life annuity, with payments continuing until my death, I elect to have my Supplemental Retirement Benefit paid to me as designated below:

☐                                                                                    A joint and survivor annuity equal in value to the Actuarial Equivalent of the Basic Form of Benefit, with payment continued to the surviving spouse (registered domestic partner) in the same amount as the amount paid to the Participant.

☐                                                                                    A joint and survivor annuity equal in value to the Actuarial Equivalent of the Basic Form of Benefit, with payment continued to the surviving spouse (registered domestic partner) in one-half of the amount paid to the Participant.

☐                                                                                    Alternate form as approved by the Compensation Committee and selected in accordance with the provisions of the appropriate Internal Revenue Service requirements, including but not limited to Section 409A, as follows:                                                                 .

4.             Acknowledgment of Limitations on Changes in Time and Form of Payment of Benefits.  I have been advised and understand that I may modify the form of benefit payment if my request is in compliance with Section 409A and the following requirements are satisfied (i) the election may not take effect until at least twelve (12) months after the election is made (other than payments relating to death, Disability or unforeseeable emergency, if permitted); (ii) any election to delay a distribution must delay the distribution at least five (5)  years from the date such payment would otherwise have been made; and (iii) any payment made pursuant to a fixed time or scheduled series of distributions must be made at least twelve (12) months in advance of the first such scheduled payment.

Signed:	Print Name:

Dated:

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